SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 31, 1999


                              UWHARRIE CAPITAL CORP
 ------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




       NORTH CAROLINA                  33-58882               56-1814206
 ------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File No.)    (IRS Employer
  of incorporation)                                       Identification number)



             134 NORTH FIRST STREET, ALBEMARLE, NORTH CAROLINA 28001
 ------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code (704) 982-4415


                                 NOT APPLICABLE
 ------------------------------------------------------------------------------
                 (Former address of principal executive offices)

ITEM 5  OTHER EVENTS.

As reported in Forms 8-K dated September 21, 1998 and December 31, 1998, the Registrant, since September 21, 1998, has conducted an offering of a minimum of 300,000 and a maximum of 850,000 shares of its common stock at a purchase price of $5.50 per share pursuant to its Prospectus dated September 21, 1998 as supplemented by letter dated January 1, 1999 to current and potential subscribers from the President and Chief Executive Officer of the Registrant (the "Offering"). The Offering expired March 31, 1999. As a result of the Offering 870,493 shares of the Registrant's common stock were sold at a price of $5.50 per share for gross proceeds of $4,787,711.50. Total expenses of the Offering equaled $277,712 resulting in net proceeds of the Offering of $4,509,999. As disclosed in the Prospectus, the proceeds will be used for general corporate purposes of the Registrant.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UWHARRIE CAPITAL CORP



                                    By:   /s/ Roger L. Dick
                                          -------------------------------------
                                          Roger L. Dick
                                          President and Chief Executive Officer



Dated: March 31, 1999


                                       3